UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 23, 2019

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

On October 23, 2019, the Board of Directors (the “Board”) of Socket Mobile, Inc. (the “Company”) appointed Ivan Lazarev to serve as a director until the Company’s 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified. In addition, Mr. Lazarev was appointed as a member of the Compensation Committee and the Nominating Committee of the Board. There are no arrangements or understandings between Mr. Lazarev and any other persons pursuant to which he was elected to serve on the Board.

Mr. Lazarev, age 61, has served in the event registration services and lead management software industry for the past 33 years. Mr. Lazarev co-founded ITN International in 1999 and served as its chief executive officer from 1999 through 2018 when ITN International was acquired by Aventri. ITN International introduced the first web and contactless NFC smart card registration and information management system - the BCARD System. Prior to ITN International, Mr. Lazarev served as Vice President of eExpo for 5 years, where he was instrumental in the company's decision to invest in internet technology, earning eExpo the reputation as a technological leader in the U.S. event industry. Previously, Mr. Lazarev was a manager of International Business Development for VCS, a Europe trade show information management company, where he managed subsidiaries in a handful of European countries and assisted in acquiring several U.S.-based companies.

Mr. Lazarev was a board member of DDN Inc., a leading data storage company, from 2011 to 2015. He is a regular speaker at industry events and has chaired several committees in the new technologies and exhibition services industry. Mr. Lazarev holds a master’s degree in Mechanical Engineering from Arts & Métiers in Paris, France and an MBA in International Business from the University of South Carolina.

As a result of Mr. Lazarev’s appointment, the Company has regained compliance with Nasdaq Listing Rule 5605(b)(1), which requires that the Company’s Board consist of a majority of independent directors.

Mr. Lazarev is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Lazarev will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on [January 27, 2009 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-25904)]. In addition, Mr. Lazarev will be compensated for service on the Board in accordance with the Company’s standard compensation policy for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: October 25, 2019	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer